Exhibit (h)(7)(i)

AMENDMENT TO ACCOUNTING SERVICES AGREEMENT

THIS AMENDMENT TO ACCOUNTING SERVICES AGREEMENT, dated June 29, 2007 (this “Amendment”), amends the Accounting Services Agreement, dated December 15, 2006, (the “Agreement”), by and among each of the registered investment companies, or series thereof, listed on Schedule A thereto, including the Massachusetts business trusts listed on Exhibit A hereto (each a “Colonial Fund” and, together, the “Colonial Funds”), Columbia Management Advisors, LLC (“CMA”), and State Street Bank and Trust Company (the “Supplier”). Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Agreement.

WHEREAS, each Colonial Fund has entered into the Agreement, which retains Supplier to provide certain accounting services to the Colonial Funds;

WHEREAS, the Board of Trustees of Colonial Insured Municipal Fund (“CIMF”) has taken action to effect the liquidation, dissolution and winding up of the affairs of CIMF, a Fund listed on Exhibit A hereto, on May 25, 2007 (the “Liquidation”);

WHEREAS, CMA, the investment adviser to the remaining Funds has entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Massachusetts Financial Services Company, Inc. (“MFS”) pursuant to which CMA will sell its business of managing the Colonial Funds (other than CIMF) to MFS (the “Transaction”);

WHEREAS, upon consummation of the Transaction, the Colonial Funds’ investment advisory agreements with CMA will terminate, and the Colonial Funds will enter into new investment advisory agreements with MFS pursuant to which MFS will serve as the Colonial Funds’ investment adviser; and

WHEREAS, the parties hereto desire to amend certain provisions of the Agreement as set forth below.

NOW, THEREFORE, in consideration of the promises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1. AMENDMENT. The Agreement shall be amended as follows:

1.1. Amended Schedule A (CIMF) and Effectiveness. Effective on the Liquidation, Schedule A to the Agreement is hereby amended by deleting CIMF therefrom.

1.2. Amended Schedule A (Colonial Funds) and Effectiveness. Schedule A to the Agreement is hereby amended by deleting therefrom the Colonial Funds (other than CIMF) listed on Exhibit A hereto. The amendment to the Agreement set forth in this Section 1.2 shall become effective when each of the following two conditions has been satisfied: (i) this Amendment has been duly executed by the parties hereto and (ii) the Transaction has been consummated.

1.3. Continuing Effectiveness. The amendments to the Agreement set forth in this Section 1 shall be deemed to be amendments to the Agreement, and the Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in each and every respect.

1.4. Waiver of Any Notice Requirement. The parties hereby waive any notice that they may have been entitled to under the Agreement due to the amendments described in this Amendment.

SECTION 2. MISCELLANEOUS.

2.1. Execution in Counterparts. This Amendment may be executed by the parties hereto in multiple counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement.

2.2. Governing Law. This Amendment shall be governed by the internal laws, and not by the laws regarding conflicts of laws, of the Commonwealth of Massachusetts. Each party hereby submits to the exclusive jurisdiction of the courts of such state, and waives any objection to venue with respect to actions brought in such courts.

2.3. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

2.4. Notice. A copy of each Colonial Fund’s agreement and declaration of trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and this Amendment is executed by an officer of each Colonial Fund, as an officer and not individually, and the obligations of this Amendment with respect to the Colonial Funds shall be binding upon the assets and properties of the Colonial Funds only and shall not be binding upon any of the trustees, officers, employees, agents or shareholders of the Colonial Funds individually.

(Signature Page Follows)

Exhibit (h)(7)(i)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.

COLONIAL HIGH INCOME MUNICIPAL TRUST

COLONIAL MUNICIPAL INCOME TRUST

COLONIAL INVESTMENT GRADE MUNICIPAL TRUST

COLONIAL INTERMARKET INCOME TRUST I

COLONIAL INTERMEDIATE HIGH INCOME FUND

COLONIAL INSURED MUNICIPAL FUND

COLONIAL CALIFORNIA INSURED MUNICIPAL FUND

By: /s/ Marybeth Pilat

Name: Marybeth Pilat

Title: Deputy Treasurer, Duly Authorized

STATE STREET BANK AND TRUST COMPANY

By: /s/ Joseph L. Hooley

Name: Joseph L. Hooley

Title: Executive Vice President, Duly Authorized

COLUMBIA MANAGEMENT ADVISORS, LLC

By: /s/ Marybeth Pilat

Name: Marybeth Pilat

Title: Director, Duly Authorized

Exhibit (h)(7)(i)

SCHEDULE A

TRUST AND FUND LISTING

As of: June 29, 2007

Fund Name	Trust Name
Schedule A1 (Fund pays expenses)
Banc of America Retirement 2005 Portfolio	Banc of America Funds Trust

Banc of America Retirement 2010 Portfolio	Banc of America Funds Trust

Banc of America Retirement 2015 Portfolio	Banc of America Funds Trust

Banc of America Retirement 2020 Portfolio	Banc of America Funds Trust

Banc of America Retirement 2025 Portfolio	Banc of America Funds Trust

Banc of America Retirement 2030 Portfolio	Banc of America Funds Trust

Banc of America Retirement 2035 Portfolio	Banc of America Funds Trust

Banc of America Retirement 2040 Portfolio	Banc of America Funds Trust

Columbia Asset Allocation Fund	Columbia Funds Series Trust I

Columbia Asset Allocation Fund II	Columbia Funds Series Trust

Columbia Asset Allocation Fund, VS	Columbia Funds Variable Insurance Trust

Columbia Balanced Fund	Columbia Funds Series Trust I

Columbia California Intermediate Municipal Bond Fund	Columbia Funds Series Trust

Columbia California Tax-Exempt Fund	Columbia Funds Series Trust I

Columbia California Tax-Exempt Reserves	Columbia Funds Series Trust

Columbia Cash Reserves	Columbia Funds Series Trust

Columbia Common Stock Fund	Columbia Funds Series Trust I

Columbia Connecticut Intermediate Municipal Bond Fund	Columbia Funds Series Trust I

Columbia Connecticut Municipal Reserves	Columbia Funds Series Trust

Columbia Connecticut Tax-Exempt Fund	Columbia Funds Series Trust I

Columbia Conservative High Yield Fund	Columbia Funds Series Trust I

Columbia Convertible Securities Fund	Columbia Funds Series Trust

Columbia Core Bond Fund	Columbia Funds Series Trust I

Columbia Disciplined Value Fund	Columbia Funds Series Trust I

Columbia Dividend Income Fund	Columbia Funds Series Trust I

Columbia Federal Securities Fund	Columbia Funds Series Trust I

Columbia Federal Securities Fund, VS	Columbia Funds Variable Insurance Trust

Columbia Georgia Intermediate Municipal Bond Fund	Columbia Funds Series Trust

Columbia Global Value Fund	Columbia Funds Series Trust

Columbia Government Plus Reserves	Columbia Funds Series Trust

Columbia Government Reserves	Columbia Funds Series Trust

Columbia Greater China Fund	Columbia Funds Series Trust I

Columbia High Income Fund	Columbia Funds Series Trust

Columbia High Income Master Portfolio	Columbia Funds Master Investment Trust, LLC

Columbia High Yield Fund, VS	Columbia Funds Variable Insurance Trust I

Columbia High Yield Municipal Fund	Columbia Funds Series Trust I

Columbia High Yield Opportunity Fund	Columbia Funds Series Trust I

Columbia Income Fund	Columbia Funds Series Trust I

Columbia Intermediate Bond Fund	Columbia Funds Series Trust I

Columbia Intermediate Municipal Bond Fund	Columbia Funds Series Trust I

Columbia International Fund, VS	Columbia Funds Variable Insurance Trust

Columbia International Stock Fund	Columbia Funds Series Trust I

Columbia International Value Fund	Columbia Funds Series Trust

Columbia International Value Master Portfolio	Columbia Funds Master Investment Trust, LLC

Columbia Large Cap Core Fund	Columbia Funds Series Trust

Columbia Large Cap Core Master Portfolio	Columbia Funds Master Investment Trust, LLC

Columbia Large Cap Enhanced Core Fund	Columbia Funds Series Trust

Columbia Large Cap Growth Fund	Columbia Funds Series Trust I

Columbia Large Cap Growth Fund, VS	Columbia Funds Variable Insurance Trust

Columbia Large Cap Value Fund	Columbia Funds Series Trust

Columbia Large Cap Value Fund, VS	Columbia Funds Variable Insurance Trust

Columbia Liberty Fund	Columbia Funds Series Trust I

Columbia Marsico 21st Century Fund	Columbia Funds Series Trust

Columbia Marsico 21st Century Fund, VS	Columbia Funds Variable Insurance Trust I

Columbia Marsico Focused Equities Fund	Columbia Funds Series Trust

Columbia Marsico Focused Equities Fund, VS	Columbia Funds Variable Insurance Trust I

Columbia Marsico Focused Equities Master Portfolio	Columbia Funds Master Investment Trust, LLC

Columbia Marsico Growth Fund	Columbia Funds Series Trust

Columbia Marsico Growth Master Portfolio	Columbia Funds Master Investment Trust, LLC

Columbia Marsico Growth Fund, VS	Columbia Funds Variable Insurance Trust I

Columbia Marsico International Opportunities Fund	Columbia Funds Series Trust

Columbia Marsico International Opportunities Fund, VS	Columbia Funds Variable Insurance Trust I

Columbia Mid Cap Growth Fund, VS	Columbia Funds Variable Insurance Trust I

Columbia Maryland Intermediate Municipal Bond Fund	Columbia Funds Series Trust

Columbia Massachusetts Intermediate Municipal Bond Fund	Columbia Funds Series Trust I

Columbia Massachusetts Municipal Reserves	Columbia Funds Series Trust

Columbia Massachusetts Tax-Exempt Fund	Columbia Funds Series Trust I

Columbia Masters Global Equity Portfolio	Columbia Funds Series Trust

Columbia Masters Heritage Portfolio	Columbia Funds Series Trust

Columbia Masters International Equity Portfolio	Columbia Funds Series Trust

Columbia Mid Cap Growth Fund	Columbia Funds Series Trust I

Columbia Mid Cap Index Fund	Columbia Funds Series Trust

Columbia Mid Cap Value Fund	Columbia Funds Series Trust

Columbia Mid Cap Value Fund, VS	Columbia Funds Variable Insurance Trust

Columbia Money Market Fund, VS	Columbia Funds Variable Insurance Trust

Columbia Money Market Reserves	Columbia Funds Series Trust

Columbia Multi-Advisor International Equity Fund	Columbia Funds Series Trust

Columbia Municipal Reserves	Columbia Funds Series Trust

Columbia New Jersey Intermediate Municipal Bond Fund	Columbia Funds Series Trust I

Columbia New York Intermediate Municipal Bond Fund	Columbia Funds Series Trust I

Columbia New York Tax-Exempt Fund	Columbia Funds Series Trust I

Columbia New York Tax-Exempt Reserves	Columbia Funds Series Trust

Columbia North Carolina Intermediate Municipal Bond Fund	Columbia Funds Series Trust

Columbia Oregon Intermediate Municipal Bond Fund	Columbia Funds Series Trust I

Columbia Prime Reserves	Columbia Funds Series Trust

Columbia Real Estate Equity Fund	Columbia Funds Series Trust I

Columbia Rhode Island Intermediate Municipal Bond	Columbia Funds Series Trust I

Columbia S&P 500 Index Fund, VS	Columbia Funds Variable Insurance Trust

Columbia Short-Term Bond Fund	Columbia Funds Series Trust

Columbia Short-Term Municipal Bond Fund	Columbia Funds Series Trust

Columbia Small Cap Core Fund	Columbia Funds Series Trust I

Columbia Small Cap Growth Fund I	Columbia Funds Series Trust I

Columbia Small Cap Growth Fund II	Columbia Funds Series Trust

Columbia Small Cap Growth Master Portfolio II	Columbia Funds Master Investment Trust. LLC

Columbia Small Cap Value Fund I	Columbia Funds Series Trust I

Columbia Small Cap Value Fund II	Columbia Funds Series Trust

Columbia Small Cap Value Fund, VS	Columbia Funds Variable Insurance Trust

Columbia Small Company Growth Fund, VS	Columbia Funds Variable Insurance Trust

Columbia South Carolina Intermediate Municipal Bond Fund	Columbia Funds Series Trust

Columbia Strategic Income Fund	Columbia Funds Series Trust I

Columbia Strategic Income Fund, VS	Columbia Funds Variable Insurance Trust

Columbia Strategic Investor Fund	Columbia Funds Series Trust I

Columbia Tax-Exempt Fund	Columbia Funds Series Trust I

Columbia Tax-Exempt Reserves	Columbia Funds Series Trust

Columbia Technology Fund	Columbia Funds Series Trust I

Columbia Total Return Bond Fund	Columbia Funds Series Trust

Columbia Treasury Reserves	Columbia Funds Series Trust

Columbia Virginia Intermediate Municipal Bond Fund	Columbia Funds Series Trust

Columbia World Equity Fund	Columbia Funds Series Trust I

CMG Strategic Equity Fund	Columbia Funds Institutional Trust

Columbia LifeGoal Income Portfolio	Columbia Funds Series Trust

Schedule A2 – Unified Fee Funds (CMA pays Fund expenses.)

Corporate Bond Portfolio	Columbia Funds Series Trust

Mortgage and Asset Backed Portfolio	Columbia Funds Series Trust

CMG Core Bond Fund	Columbia Funds Institutional Trust

CMG Enhanced S&P 500 Index Fund	Columbia Funds Institutional Trust

CMG High Yield Fund	Columbia Funds Institutional Trust

CMG International Stock Fund	Columbia Funds Institutional Trust

CMG Large Cap Growth Fund	Columbia Funds Institutional Trust

CMG Large Cap Value Fund	Columbia Funds Institutional Trust

CMG Mid Cap Growth Fund	Columbia Funds Institutional Trust

CMG Mid Cap Value Fund	Columbia Funds Institutional Trust

CMG Short Term Bond Fund	Columbia Funds Institutional Trust

CMG Small Cap Value Fund	Columbia Funds Institutional Trust

CMG Small/Mid Cap Fund	Columbia Funds Institutional Trust

CMG Small Cap Growth Fund	Columbia Funds Institutional Trust

CMG Ultra Short Term Bond Fund	Columbia Funds Institutional Trust

Columbia Large Cap Index Fund	Columbia Funds Series Trust

Columbia LifeGoal Balanced Growth Portfolio	Columbia Funds Series Trust

Columbia LifeGoal Growth Portfolio	Columbia Funds Series Trust

Columbia LifeGoal Income and Growth Portfolio	Columbia Funds Series Trust

Columbia Small Cap Index Fund	Columbia Funds Series Trust

Columbia U.S. Treasury Index Fund	Columbia Funds Series Trust I

EXHIBIT A

Colonial Funds

Colonial High Income Municipal Trust

Colonial Municipal Income Trust

Colonial Investment Grade Municipal Trust

Colonial Intermarket Income Trust I

Colonial Intermediate High Income Fund

Colonial Insured Municipal Fund

Colonial California Insured Municipal Fund